Exhibit 4(f)-1

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                           PECO ENERGY COMPANY
                 (formerly Philadelphia Electric Company)

                                    TO

                FIRST FIDELITY BANK, NATIONAL ASSOCIATION
              (formerly Fidelity Bank, National Association)

                           ____________________



                       FIRST SUPPLEMENTAL INDENTURE
                         DATED AS OF JULY 1, 1994

                                    TO

                      COLLATERALIZED NOTE INDENTURE

                                    OF

                      PHILADELPHIA ELECTRIC COMPANY

                                    TO

                   FIDELITY BANK, NATIONAL ASSOCIATION
                                 TRUSTEE
                       DATED AS OF OCTOBER 1, 1989


                           ____________________



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          THIS SUPPLEMENTAL INDENTURE dated as of July 1, 1994,
by and between PECO ENERGY COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the "Company"), and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (hereinafter called the "Trustee"), as Trustee under the Indenture hereinafter mentioned,


                      W I T N E S S E T H:
                      - - - - - - - - - -

          WHEREAS, the Company duly executed and delivered to the Trustee a certain indenture dated as of October 1, 1989 (herein called the "Indenture"), to provide for the issue of one or more series of collateralized notes (herein sometimes called the "Notes"), issuable as in the Indenture provided, the initial series of Notes being designated therein as the Collateralized Series A Medium-Term Notes; and

          WHEREAS, effective January 1, 1994, the Company changed its name from PHILADELPHIA ELECTRIC COMPANY to PECO ENERGY
COMPANY; and

          WHEREAS, since the time the Company executed and delivered the Indenture, the Trustee has restructured and changed its name to FIRST FIDELITY BANK, NATIONAL ASSOCIATION effective
January 10, 1994; and

          WHEREAS, both the Company and the Trustee desire to amend the Indenture to reflect their current names.

          NOW, THEREFORE, this First Supplemental Indenture
Witnesseth:

          That for and in consideration of the premises and of the sum of One Dollar ($1.00) lawful money of the United States of America to it in hand paid by the Trustee at or before the execution and delivery of this First Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal benefit of all the present and future holders of the Notes, without preference, priority or distinction of any of the Notes by reason of difference in series or priority in time of issuance, negotiation or maturity thereof, or otherwise, except as permitted by the Indenture and this First Supplemental Indenture, as follows:

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                            ARTICLE I
                    AMENDMENT OF FORM OF NOTE

          The following language and form of note shall be added to the end of Exhibit A of the Indenture:

          The following form of note shall apply to all Series A
Notes issued after January 1, 1994:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


                         [Form of Face]


CUSIP NO.                                              PRINCIPAL
REGISTERED NO.                                          AMOUNT
                                                      $__________


                       PECO ENERGY COMPANY

            COLLATERALIZED MEDIUM-TERM NOTE, SERIES A


Issue Date:                             Maturity Date:

Interest Rate:           per annum      Initial Redemption Date:

Refunding Rate:          per annum      Limitation Date:


          The Redemption Price shall initially be __________ of the principal amount of this Note and shall decline on each anniversary of the Initial Redemption Date by _______________ of the principal amount of this Note until the Redemption Price is equal to 100% of such principal amount of this Note.

          PECO ENERGY COMPANY a corporation duly organized and existing under the laws of The Commonwealth of Pennsylvania
(hereinafter called the "Company," which term includes any

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successor corporation under the Indenture hereinafter referred
to), for value received hereby promises to pay to


or registered assigns, the principal sum of
                                                          DOLLARS

on the Maturity Date stated above and to pay interest thereon from the Issue Date stated above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 (an Interest Payment
Date) in each year and on the Maturity Date stated above, commencing on the first Interest Payment Date succeeding the Issue Date (provided that if the Issue Date of this Note is between the Regular Record Date for an Interest Payment Date and the Interest Payment Date, interest payments on this Note will commence on the second Interest Payment Date following the Issue
Date), at the Interest Rate per annum shown above until the principal or Redemption Price hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the Interest Rate stated on the face of this Note on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more Predecessor Note) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest payable on the Maturity Date (except when the Maturity Date occurs on April 1 or October 1) will be payable upon surrender of the Note to the Trustee to the registered Holder. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest other than interest payable on the Maturity Date will be made by check

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mailed to the registered Holder hereof at the address shown in the Note Register or, at the option of the registered Holder hereof, to such other place in the United States of America as the registered Holder hereof shall designate to the Trustee in writing. At the request of a registered Holder of at least $10,000,000 aggregate principal amount of Notes, interest on such Notes will be payable by wire transfer within the continental United States in immediately available funds to the bank account number of such Holder appearing on the Note Register.

          The payment amount hereof and interest due on the Maturity Date (except when such Maturity Date occurs on April 1 or October 1,) will be paid upon Maturity of this Note upon surrender of this Note at the principal corporate trust office of First Fidelity Bank, National Association, as Paying Agent, in Philadelphia, Pennsylvania, or at such other office or agency of the Paying Agent as the Company shall designate by written notice to the registered Holder of this Note. The Company and the Trustee may treat the Person in whose name this Note is registered as the owner of such Note for the purpose of receiving payments of principal and interest on this Note and for all purposes whatsoever.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereof has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its corporate name with the manual or facsimile signature of its Treasurer or Assistant Treasurer and to be countersigned with the manual or facsimile signature of its President or Vice President.


Dated:____________________

                                   PECO ENERGY COMPANY


                                   By:___________________________
                                      Treasurer or Assistant
                                      Treasurer

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                                    Countersigned:
TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION
This is one of the Notes              ___________________________
of the series designated              President or Vice President
herein referred to in the
within mentioned Indenture.

FIRST FIDELITY BANK, NATIONAL
  ASSOCIATION, as Trustee


By:___________________________

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                    [Form of Reverse of Note]


                       PECO ENERGY COMPANY

            COLLATERALIZED MEDIUM-TERM NOTE, SERIES A


          This Collateralized Medium-Term Note, Series A is one of a duly authorized issue of notes of the Company (herein called the "Series A Notes"), issued and to be issued under a Collateralized Note Indenture, dated as of October 1, 1989, as supplemented by a First Supplemental Indenture dated as of July 1, 1994 (said Indenture, as so supplemented, being herein called the "Indenture"), between Philadelphia Electric Company (former name of the Company) and Fidelity Bank, National Association (predecessor to First Fidelity Bank, National Association), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture).
Concurrently with each issuance of the Series A Notes, the Company will deliver to the Trustee its First and Refunding Mortgage Bonds, Medium-Term Note Series A in the principal amount equal to such Series A Notes and with payment provisions corresponding to the Series A Notes. Except as otherwise specified in the Indenture, this Series A Note is entitled to the benefit of the Indenture equally and ratably both as to principal (and Redemption Price) and interest with all Notes issued and to be issued under the Indenture, to which reference is made for a description of the rights of the holders of the Notes; the rights, duties and obligations of the Trustee; the provisions relating to amendments to and modifications of the Indenture; and the terms and conditions upon which additional Notes may be issued thereunder. The holder of this Series A Note shall have no right to enforce the provisions of the Indenture or the First and Refunding Mortgage Bonds of the Company pledged to the Trustee thereunder or to institute action to enforce the covenants thereof or rights or remedies thereunder except as provided in the Indenture.

          This Note is subject to redemption upon not less than 30 nor more than 45 days' notice prior to the date fixed for redemption by mail, at any time as a whole or in part, on or after the Initial Redemption Date, if any, specified on the face hereof, at the option of the Company, at the Redemption Prices, if any, specified on the face hereof (expressed in percentages of the principal amount), and thereafter at a Redemption Price equal to 100% of the principal amount of this Note, together with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of this Note, or one or more Predecessor Notes, of record at the close of business

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on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. Unless an Initial Redemption Date is specified on the face hereof, this Note is not subject to redemption prior to maturity at the option of the Company.

          Notwithstanding the foregoing, the Company may not, prior to the Limitation Date specified on the face hereof, if any, redeem this Note as contemplated by the next preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of monies borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than the Refunding Rate specified on the face hereof, if any.

          In any case where any Interest Payment Date or the Maturity Date of this Note shall not be a Business Day, then (notwithstanding any other provision hereof or of the Indenture) the payment of interest and/or of principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or at the Maturity Date, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or Maturity Date to such next succeeding Business Day.

          If an Event of Default with respect to Notes issued under the Indenture shall occur and be continuing, the principal of all of the Notes issued under the Indenture may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding, if all series of Notes Outstanding are affected, or the Holders of a majority in aggregate principal amount of all series to be affected in case one or more, but less than all, of the series of Outstanding Notes are affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of all Notes Outstanding of all series affected, to waive compliance by the Company with certain provisions of the Indenture. Certain past defaults in payments of principal or interest can be waived by a majority in aggregate principal amount of all Notes Outstanding with respect to which such default exists and other events of default can be waived by a majority in aggregate principal amount of all Notes Outstanding. The Trustee may also, in its discretion, waive certain defaults and their consequences. Any such consent or

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waiver by the Holder of this Note or the Trustee shall be
conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more Series A Notes, of like tenor and authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Series A Notes are issuable only in registered form without coupons in minimum denominations of $100,000 and any integral multiple of $1,000 if in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Series A Notes are exchangeable for a like aggregate principal amount of Series A Notes of like tenor and a different authorized denomination, as requested by the Holder surrendering the same; provided, however, that the Company shall not be required to issue any Series A Notes of a denomination less than $1,000.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Note shall be governed by and construed in accordance with the laws of The Commonwealth of Pennsylvania.

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                           ARTICLE II

                          MISCELLANEOUS
                          -------------

          SECTION 1. Unless otherwise clearly required by the context, the term, "Trustee," or any other equivalent term used in this First Supplemental Indenture shall be held and construed to mean the trustee under the Indenture for the time being whether the original or a successor trustee.

          SECTION 2.  The headings of the Articles of this First
Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this First
Supplemental Indenture or to control or affect the meaning of the same.

          SECTION 3. Nothing expressed or mentioned in or to be implied from this First Supplemental Indenture or in or from the Series A Notes is intended, or shall be construed, to give any person or corporation, other than the parties hereto and their respective successors and the holders of Notes issued under the Indenture and the indentures supplemental thereto, any legal or equitable right, remedy or claim under or in respect of such Notes or the Indenture or any indenture supplemental thereto, or any covenant, condition or provision therein or in this First Supplemental Indenture contained; all the covenants, conditions and provisions thereof and hereof being for the sole and exclusive benefit of the parties hereto and their successors and of the holders of Notes issued under the Indenture and the indentures supplemental thereto.

          SECTION 4. This First Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all collectively but one instrument.

          SECTION 5. This First Supplemental Indenture is dated as of July 1, 1994, but was actually executed and delivered on July 5, 1994.

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          IN WITNESS WHEREOF, PECO Energy Company and First
Fidelity Bank, National Association, have caused this First Supplemental Indenture to be duly executed, their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                   PECO ENERGY COMPANY

                                        /s/ MORTON W. RIMERMAN
                                   By:___________________________
                                            Morton W. Rimerman
                                            Vice President

Attest:

/s/ TODD D. CUTLER
______________________________
    Todd D. Cutler, Assistant
       Secretary

[SEAL]


                                   FIRST FIDELITY BANK, NATIONAL
                                   ASSOCIATION

                                      /s/ J. H. CLAPHAM
                                   By:____________________________

                                          J. H. Clapham
                                          Assistant Vice President

Attest:

       /s/ ALAN G. FINN
_________________________________
       Alan G. Finn
    Assistant Secretary

[SEAL]
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COMMONWEALTH OF PENNSYLVANIA  :
                              :  ss.
COUNTY OF PHILADELPHIA        :


          BE IT REMEMBERED, that on the 1st day of July, 1994, before me, the undersigned officer, personally appeared Todd D. Cutler, who being duly sworn according to law doth depose and say that she was personally present and did see the common or corporate seal of the above named PECO Energy Company affixed to the foregoing First Supplemental Indenture, that the seal so affixed is the common or corporate seal of the said PECO Energy Company, and was so affixed by the authority of the said corporation as the act and deed thereof; that the above named Morton W. Rimerman, is Vice-President of the said corporation, and did sign the said First Supplemental Indenture as such in the presence of this deponent. That this deponent is Assistant Secretary of the said corporation, and that the name of this deponent, above signed in attestation of the due execution of the said First Supplemental Indenture is of this deponent's own proper handwriting.

          Sworn to and subscribed before me the day and year aforesaid.



[SEAL]                            /s/ CAROL A. WALTON
                                  ___________________________
                                      Carol A. Walton


          Notary Public, Philadelphia, Philadelphia Co.
              My Commission Expires August 26, 1996

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COMMONWEALTH OF PENNSYLVANIA  :
                              :  ss.
COUNTY OF PHILADELPHIA        :


          BE IT REMEMBERED, that on the 5th day of July, 1994, before me, the undersigned officer, personally appeared John H. Clapham, who being duly sworn according to law doth depose and say that he was personally present and did see the common or corporate seal of the above named First Fidelity Bank, National Association, affixed to the foregoing First Supplemental Indenture, that the seal so affixed is the common or corporate seal of the said First Fidelity Bank, National Association, and was so affixed by the authority of the said corporation as the act and deed thereof; that the above named Alan G. Finn is Assistant Vice President of the said corporation, and did sign the said First Supplemental Indenture as such in the presence of this deponent. That this deponent is an Assistant Secretary of the said corporation, and that the name of this deponent, above signed in attestation of the due execution of the said First Supplemental Indenture is of this deponent's own proper handwriting.

          Sworn to and subscribed before me the day and year aforesaid.

          I hereby certify that I am not a stockholder, officer or director of said First Fidelity Bank, National Association.


[SEAL]                            /s/ AIDA B. DALES
                                  ___________________________
                                      Aida B. Dales


          Notary Public, Philadelphia, Philadelphia Co.
              My Commission Expires November 22, 1997

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